Exhibit 10.33

Dated 17 August 1998

PART OF STACK L

CUSTOM HOUSE DOCK, DUBLIN 1

(1)           INDUSTRIAL DEVELOPMENT AGENCY (IRELAND)

(2)           INVESTMENT TECHNOLOGY GROUP LIMITED

SUB-LEASE

Office Unit Nos 7, 7a & 7b

Part of Stack L, Custom House Dock, Dublin 1

McCann FitzGerald

Solicitors

2 Harbourmaster Place

Custom House Dock

Dublin 1

I:\DOR\IDAITG.GO1

INDEX TO LEASE

		PAGE NOS
SECTION 1.00 - COMMENCEMENT

1.01	Date	1

1.02	Parties	1

1.03	Testatum	1

1 04	Definitions	1 - 8

1.05	Interpretation	8 - 9

1.06	Captions	9

SECTION 2.00 - DEMISE, RENT, COVENANTS, etc.

2.01	Demise, Rent and Covenants	9

2.02	Certificate	10

2 03	Finance Act Certificate	10

THE FIRST SCHEDULE

Part 1	- The Landlord’s Building	11

Part 2	- The Demised Premises	11

Part 3	- Stack L	12

Part 4	- The Term and the Rent	12

Part 5	- The Offices Portion of the Landlord’s Building	12

Part 6	- The Dublin Exchange Facility	12

THE SECOND SCHEDULE

Part 1	- Rights Granted to the Tenant

1.	Right to pass and repass over the Public Areas	13

2.	Right to pass through Common Parts	13

3.	Right to passage of Utilities	13 - 14

4.	Right of support	14

5.	Right of escape in event of fire	14

Part 2	- Rights Excepted and Reserved to the Landlord, the Superior Landlord and others

1.	Right to passage of Utilities	14

2.	Right of support	14

3.	Right to enter	14

4.	Right to rebuild adjoining buildings	15

5.	Right to close temporarily the Public Areas	15

6.	Right to make rules and regulations	15

THE THIRD SCHEDULE - Covenants by the Tenant

1.00	Payments by the Tenant

1 01	To pay Rent	16

1.02	To pay legal and other charges	16

1.03	To pay stamp duty	16 - 17

1.04	To pay V.A.T.	17

1.05	To pay for telecommunications lines and services	17

1.06	To pay interest	17

1.07	To pay costs of abating a nuisance	17

1.08	To pay costs of licences and certificates	17

2.00	Repair and Maintenance

2.01	To keep clean, tidy and repair the Demised Premises	18

2.02	To clean windows and doors	18

2.03	To install curtains and blinds	18

2.04	Not to substitute blinds etc, or display any unsightly object on the Demised Premises	18

2.05	Paint inside	18 - 19

2.06	To do work as directed by a Statutory Authority	19

2.07	To comply with statutory notices	19

2.08	To permit the Landlord and the Superior Landlord to enter to view	19

2.09	To permit the Landlord and others to exercise rights	19 - 20

2.10	To protect the Conducting Media	20

2.11	Not to damage the Demised Premises or the Development Area	20

3.00	Use of the Demised Premises

3.01	User	20

3.02	Not to overload	21

3.03	Not to suspend objects from the ceiling	21

3.04	Not to permit nuisance or annoyance	21

3.05	Not to instal machinery	21

3.06	Not to allow easements to be acquired	21

3.07	Not to obstruct the Conducting Media	22

3.08	Not to obstruct any windows or other lights	22

3.09	Not to leave impediments in the Public Areas	22

3.10	Not to display advertisements and signs	22

3.11	Not to allow loud music	22

3.12	Not to hold “fire sale” or “bankruptcy sale”	22

3.13	Not to sell Intoxicating Liquor	23

3.14	Not to place or deposit outside any vehicle or article	23

3.15	Not to hold sales by auction	23

3.16	Not to allow infestation	23

3.17	Nuisance use restriction	23

3.18	Safety use restriction	23

3.19	Storage use restriction	24

3.20	To comply with all statutory requirements	24

3.21	To comply with regulations	24

3.22	Reletting sign	24

3.23	Additions and alterations	25

3.24	Not to make any claim or objection	25

3.25	Planning Acts	25 - 26

3.26	To comply with Local Authority requirements	26

3.27	Fire requirements	26

3.28	Not to use the Public Areas unless Formally Opened	26

4.00	Alienation

4.01	No assignment or underletting of the Demised Premises or any part thereof without consent	26

4.02	Alienation conditions	26 - 27

4.03	Application for consent to alienate	27 - 28

4.04	To register assignments	28

4.05	To notify of assignments	29

5.00	Insurance

5.01	Not to avoid insurance	29 - 30

6.00	Miscellaneous

6.01	Accidents on the Demised Premises	30

6.02	To yield up	30

6.03	Not to vitiate Insurance	30

6.04	Notice	30

6.05	Indemnity	30 - 31

6.06	Landlord’s agent	31

6.07	Keyholders	31

6.08	Blinds	32

6.09	Covenants in Superior Lease	32

THE FOURTH SCHEDULE - Covenants by the Landlord

1.	To insure	32

2.	Damage to the Demised Premises by Insured Risks	32 - 33

3.	Covenants in the Superior Lease	33

4.	Services	33

5.	The Museum Rent	34

6.	The Public Area Service Charge	34

THE FIFTH SCHEDULE - Provisos, Matters and Things Agreed and Declared by and Between the Parties

1.	Forfeiture	34

2.	Arbitration	34 - 35

3.	Consents of Landlord to be in writing	35

4.	Planning permission, etc.	35

5.	Covenants relating to other property	35

6.	Payments to be treated as Rent	35

7.	Break Option	35 - 36

8.	Notice	36

9.	Boundary walls and columns	36

10.	Rights in respect of adjoining land	36

11.	Waiver	36 - 37

12.	Restrictions on adjoining land	37

13.	Right of entry to remedy breaches of covenant	37

14.	Entitlement to alter or vary or extend the Public Areas	37

15.	Removal of property after determination of the Term	37 - 38

16.	Section 40 Deasy’s Act, 1860	38

17.	Suspension of Rent	38

18.	Jurisdiction	38 - 39

THE SIXTH SCHEDULE

Part 1	- The Landlord’s Offices Services	39 - 41

Part 2	- Services Ascertainment and Payment	41 - 43

THE SEVENTH SCHEDULE - Rent Review		43

Landlord & Tenant Act - Renunciation		47

1.01 Date

THIS LEASE is made on 17th August 1998

1.02 Parties

BETWEEN

(1)                                    INDUSTRIAL DEVELOPMENT AGENCY (IRELAND) having its registered office at Wilton Park House, Wilton Place, Dublin 2; and

(2)                                    INVESTMENT TECHNOLOGY GROUP LIMITED having its registered office at

1.03                           Testatum

NOW THIS INDENTURE WITNESSES as follows:

SECTION 1.00 - INTERPRETATION

1.04                           Definitions

For the purposes of this Lease the following words and expressions shall have the following meanings and interpretations:

“Act of the Oireachtas”

any act of Parliament or act of the Oireachtas or law of the European Community now in force in the State and any such act or law which may hereinafter be passed which has force in the State including (without prejudice to the generality of the foregoing) any instrument, directive, regulation, or bye-law made thereunder;

“the Amiens Street Right of Way”

the roadway coloured yellow but unhatched on the map attached to a Licence to pass over said roadway dated 19 day of May 1994 (“the Amiens Street/Mayor Street Licence”) made between (1) the Superior Landlord and (2) the Landlord.

“the Common Parts of the Offices Portion of the Landlord’s Building”	the entrance hall, landings, lift shafts, toilets, staircases, passages and other areas which form part of the offices portion of the Landlord’s Building (as hereafter defined) and which are from time to time during the Perpetuity Period provided by the Landlord for common use and enjoyment by the tenants and occupiers of the Landlord’s Building and all persons expressly or by implication authorised by them and including all structural and external parts of the Landlord’s Building (excluding the Lettable Premises as hereafter defined and the Dublin Exchange Facility as hereafter defined);

“Conducting Media”

wires, cables, pipes, sewers, drains, gutters, ducts, flues, conduits, meters, traps, valves and other media, plant, equipment or apparatus for the conducting, controlling or measuring of electricity, gas, power, water, foul drainage, surface water, drainage, telephone, telex and other electrical impulses, air, smoke, fumes and other matter or things or forms of energy and other things of a like nature;

“the Demised Premises”	that part of the Offices Portion of the Landlord’s Building described in Part 2 of the First Schedule hereto;

“Determination of the Term”	the determination of the Term whether by effluxion of time, re-entry under the provisions hereof, duly accepted surrender or any other means or cause whatsoever;

“Development Area”

the area shown outlined in red on Map F annexed hereto or any part or parts thereof excluding the quay walls of the Custom House Quay and the Custom House Quay Bridge (but not any bridge erected in replacement thereof);

“the Dublin Exchange Facility”	the part of the Landlord’s Building described in Part 6 of the First Schedule hereto;

“Due Proportion”	means in relation to

(a)          “the due proportion” of the Public Area Service Charge for which the Landlord is liable under the Superior Lease with respect to the Offices Portion of the Landlord’s Building calculated in accordance with the provisions of paragraph 1 of part 2 of the Fifth Schedule to the Superior

Lease for the Accounting Period as defined in the Sixth Schedule to this Lease and for each such Accounting Period; and

(b) The Landlord’s Offices Service Charge for the said Accounting Period and for each such Accounting Period;

the due proportion of such Total Service Charges shall be that which shall be calculated as a percentage of the total cost of the Total Service Charges equal to the percentage which the gross floor area of the Demised Premises bears to the aggregate of the gross floor areas of the Lettable Premises in the Offices Portion of the Landlord’s Building and which have been certified by the Landlord to be available for letting.

“Formally Opened”

in relation to any portion of the Development Area means declared open to the public and completed by the Superior Landlord on the application of the Management Company (as defined herein and by the Superior Lease) or declared open to the public and completed by the Superior Landlord;

“Improvement and Improvement Consent”	shall have the meanings assigned to them by the Landlord and Tenant (Amendment) Act, 1980;

“Intoxicating Liquor”	shall have the meaning assigned to it by the Intoxicating Liquor Acts 1902 - 1962;

“Instalment Days”	First day of each January, April, July and October of the Term;

“Insured Risks”

fire, lightning, impact, earthquake, flood, storm, tempest, explosion, aircraft and other aerial devices (including articles dropped from aircraft) riot, civil commotion and malicious damage, bursting or overflowing of water pipes and tanks, apparatus, drains or sewers and impact by road vehicles, public liability and insurance liability of the Landlord for three years loss of rent and Due Proportion of the Total Service Charges and any other risks, perils, expenses, losses as the Landlord from time to time in its reasonable discretion may decide to insure the Landlord’s Building and the Landlord’s Building Plant

and Machinery against for the following sums:

(A)

such sum as the Landlord shall from time to time be advised as being the full cost of rebuilding and reinstatement including architects, surveyors and other professional fees and any fees payable upon any applications for planning permissions or other permits or consents that may be required in relation to the rebuilding or reinstatement of the Offices Portion of the Landlord’s Building; and

(B)

the cost of debris removal, demolition, site clearance, any works that may be required by statute and incidental expenses against damage or destruction by such insured risks to the extent that such insurance may ordinarily be arranged for properties such as the Offices Portion of the Landlord’s Building and the Landlord’s Building Plant and Machinery with an insurer of repute and subject to such excesses, exclusions or limitations as the insurer may require;

“the Landlord”		the party hereto of the one part, and its successors and assigns being the person which is the owner for the time being of the reversion immediately expectant on the Determination of the Term;

“the Landlord’s Building”		the property described in Part 1 of the First Schedule hereto and refers to each and every part of the building or buildings, additions or improvements erected thereon;

“the Landlord’s Building Plant and Machinery”

all pumps, heating apparatus and equipment, water tanks, meters of every description, transformers, distribution boards, lighting equipment, internal telephone and other communication systems, public address systems, television ducts, fire prevention systems and equipment generators, intruder systems, and all other plant, machinery, apparatus, equipment situate in the Landlord’s Building (but excluding plant and equipment provided by the Tenant);

“the Landlord’s Offices Services”		the services specified in Part 1 of the Sixth Schedule hereto or any of them;

“the Landlord’s Offices Service Charge”		the aggregate costs expenses and outgoings

paid, payable incurred or borne from time to time by the Landlord in providing the Landlord’s Offices Services;

“Landlord’s Insurance Premiums”

sums equivalent to the premiums incurred by the Landlord from time to time for keeping the Offices Portion of the Landlord’s Building and the Landlord’s Building Plant and Machinery insured against the Insured Risks pursuant to the Landlord’s obligation under Paragraph 1 of the Fourth Schedule hereto;

“Landscaped Areas”	those parts of the Public Areas which are landscaped or intended to be landscaped from time to time and maintained as such;

“Lettable Premises”

those parts of the Offices Portion of the Landlord’s Building which have been constructed for or will during the Perpetuity Period be constructed for and are intended for letting and have been or will be let (including the Demised Premises).

“Management Company”

Custom House Docks Management Limited or such other body or person appointed under the terms of the Superior Lease to carry out the functions of the management company under the Superior Lease in providing the Public Area Services;

“Map A” “Map B” “Map C” “Map D” “Map E” “Map F”	the maps annexed hereto and respectively so marked and “Maps” shall be construed accordingly;

“the Museum”	the museum which may be constructed or any buildings adapted as such within the Development Area having a maximum gross floor area not exceeding 130,000 square feet;

“the Museum Rent”	the rent of IR£12,098.50 per annum for which the Landlord is or will be liable to pay to the Superior Landlord under the Superior Lease with respect to the Museum;

“the Nearby Premises”	all other parts of the Landlord’s Building not hereby demised and all buildings and lands adjoining or neighbouring the Demised Premises and any buildings now or hereafter to be erected thereon or on some part or parts thereof (but excluding the Common Parts of the Offices Portion of the Landlord’s Building and the entire of the Dublin Exchange Facility as herein defined);

“the Offices Portion of the Landlord’s Building”	that part of the Landlord’s Building described in Part 5 of the First Schedule hereto;

“the Perpetuity Period”	the period of the lives of all the lineal descendants of his Britannic Majesty George V living at the date hereof and twenty one years after the death of the survivor of such descendants;

“Planning Acts”

the Local Government (Planning and Development) Acts, 1963 to 1993 and the Urban Renewal Act 1986, and any statutory modification or re-enactment of those Acts for the time being in force and any regulations or orders made thereunder;

“the Prescribed Rate”

on each occasion when the same falls to be calculated hereunder a rate of interest equal to two per centum per annum above the rate from time to time certified by Allied Irish Banks, Plc on each 1 January, 1 April, 1 July and 1 October immediately preceding each such occasion as being the rate offered to it on such day in the Dublin Interbank Market for amounts in excess of One Hundred Thousand Irish Pounds (IR£100,000) for three month periods (and if during any period when the same falls to be calculated hereunder the rate shall be varied from time to time then the rate so varied shall apply) or (in the event that such rate is no longer published and used) such other comparable rate of interest as (in default of agreement) may be certified by a leading independent firm of Chartered Accountants in Ireland appointed by the Landlord compounded quarterly on 1 January, 1 April, 1 July and 1 October in every year;

“Public Areas”

all Formally Opened areas from time to time within the Development Area (excluding the Units as that term is defined by the Superior Lease save any part thereof which is agreed to be a Public Area) and further including without prejudice to the generality of the foregoing the public walks, malls, roads, bridges, decks, lifts, stairs, staircases and other similar features Provided Always that if the Superior Landlord shall cause or permit any alterations in the Development Area which shall in any way reduce, alter or extend the area or location of the Public Areas or any part thereof then the definition of Public Areas shall as and where necessary be modified accordingly.

“the Public Area Services”	the services specified in Part 1 of the Fifth Schedule to the Superior Lease or any of them;

“the Public Area Service Charge”	the public area service charge as defined by the Superior Lease in so far as it relates to the Offices Portion of the Landlord’s Building;

“Rent”	the Rent from time to time hereby reserved;

“the Society of Chartered Surveyors In the Republic of Ireland” and Incorporated Law Society”

the bodies so named at the date of this Lease and shall include any other bodies established from time to time in succession or in substitution for each of the said bodies or carrying out the functions currently carried out by the same;

“the Superior Landlord”	the Dublin Docklands Development Authority;

“the Superior Lease”	Lease dated 19 May 1994 between (1) the Superior Landlord and (2) the Landlord with respect to the Landlord’s Building;

“Stack L”

the property described in the Third Part of the First Schedule hereto of which the Landlord’s Building forms part and refers to each and every part of the building or buildings, additions or improvements erected thereon;

“Supervening Events”	means:

(a) the Landlord has failed despite using its reasonable endeavours to obtain the permissions; or

(b) any of the permissions have been granted subject to a lawful condition with which it would be unreasonable to expect the Landlord to comply; or

(c)          some defect or deficiency in the land upon which the rebuilding or reinstatement is to take place would mean that the same could only be undertaken at a cost that would be unreasonable in all the circumstances; or

(d) the Landlord is unable to obtain access to the site for the purposes of rebuilding or reinstating; or

(e) the rebuilding or reinstating is prevented by war, act of God, government action, civil commotion, strike, lock-out; labour dispute, shortage of labour and/or materials; or

(f) any other circumstances beyond the control of the Landlord;

“the Tenant”	the party hereto of the other part and its successors and permitted assigns;

“the Term”	the term of years created by this Lease;

“Total Service Charges’	where used means collectively “the due proportion” as defined by the Superior Lease of the Public Area Service Charge and the Landlord’s Offices Service Charge;

“the Utilities”

water, gas, telephone, television, oil, soil, sewage, waste of all kinds, electricity, electric impulses, air, smoke, fumes of all kinds and other matters and forms of energy and other things of a like nature;

1.05                        Interpretation

(a)          References in this Lease to a statute or section of a statute shall include references to any statutory consolidation, amendment, modification or re-enactment thereof for the time being in force and all regulations, statutory instruments, rules, notices, directions, consents, orders and other provisions made thereunder and any conditions attaching thereto.

(b)         Any covenant in this Lease by the Landlord or the Tenant not to do any act or thing shall extend to its not suffering or permitting the doing of that act or thing.

(c)          Any reference in this Lease to the doing or permitting of any act or thing by the Landlord or Tenant shall be deemed to include the doing or permitting of that act or thing by the workmen servants or other employees or duly authorised agent of the Landlord or of the Tenant.

(d)         All rights of entry exercisable hereunder by the Landlord shall extend to and include the Superior Landlord and their respective Architects, Engineers, Surveyors, Servants, Contractors, Agents, Licensees and Employees.

(e)          The masculine gender shall include the feminine and neuter and vice versa and words importing persons shall include firms or companies and corporations and vice versa and obligations undertaken by two or more parties shall be joint and several obligations.

(f)            Words such as “hereunder” “hereto” “hereof” and “herein” and other words commencing with “here” shall unless the context clearly indicates to the contrary refer to the whole of this Lease and not to any particular section paragraph or sub-paragraph thereof.

(g)         Any reference to a section, clause, paragraph or sub-paragraph shall be a reference to the section, clause, paragraph or sub-paragraph of the provision in which the reference occurs unless from the context it is clear that some other provision is intended.

(h)         Any interest due hereunder by the Tenant to the Landlord or vice versa shall accrue from day to day as well after as before any judgment.

(i)             Words importing the singular number only shall include the plural and vice versa and where there are two or more persons included in the expression “the Tenant” then the covenants herein expressed to be made by the Tenant shall be covenants by such persons jointly and severally.

(j)             In the above definitions unless there is something in the subject or context inconsistent therewith any references to leases and expressions applicable to leases shall include references to licences and other interests and similar expressions insofar as applicable and appropriate to licences and other interests.

(k)          Any reference to a matter requiring the consent of the Landlord shall where the context requires also require the consent of the Superior Landlord.

1.06                    Captions

The section headings and captions to the clauses and the index in this Lease are for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of this Lease.

SECTION 2.00 - DEMISE RENT AND COVENANTS

2.01                      Demise, Rent and Covenants

(a)          The Landlord hereby demises unto the Tenant the Demised Premises to be held by the Tenant for the term and at the rent set out at Part Four of the First Schedule hereto.

(b)         The Demised Premises are demised together with the rights, easements and privileges set out in Part One of the Second Schedule hereto but excepting and reserving as set out in Part Two of the Second Schedule hereto.

(c)          The Tenant covenants with the Landlord in the manner set out in the Third Schedule hereto.

(d)         The Landlord covenants with the Tenant in the manner set out in the Fourth Schedule hereto.

(e)          The demise made is subject to the provisions matters and things set out in the Fifth Schedule hereto which are hereby agreed and declared by and between the Landlord and the Tenant.

2.02                        Certificate

It is hereby certified that the Demised Premises is situate in the County Borough of Dublin.

2.03                        Finance Act Certificate

It is hereby certified for the purposes of the stamping of this instrument, that this is an instrument to which the provisions of Section 112 of the Finance Act, 1990 do not apply in that it is a lease of part of a refurbished building containing no residential element in which no consideration is payable other than rent.

FIRST SCHEDULE

Part 1 - the Landlord’s Building

ALL THAT AND THOSE the property shown outlined in red on Map A situate at Custom House Docks in the City of Dublin being part of the lands and building known as Stack L and described in Folio 60033F of the Register County of Dublin known or to be known as the Dublin Exchange Facility, Custom House Dock, Dublin.

Part 2 - the Demised Premises

ALL THAT AND THOSE parts of the floor of the Landlord’s Building known or to be known as Office Units 7,7a & 7b shown at Second floor level outlined in blue on Map B1 annexed hereto including comprising of 4,025 square feet (approximately):

(a)                            the internal plaster surfaces and finishes of all external structures or load bearing walls and columns which abut on the Demised Premises but not any other part of such walls and columns;

(b)                           the floor finishes so that the lower limit of the Demised Premises shall include such finishes but shall not extend to anything below them save that any raised or access floors and the cavity below them shall be included;

(c)                            the ceiling finishes so that the upper limit of the Demised Premises shall include such finishes (including suspended ceilings (if any) and light fittings) but shall not extend to anything above them;

(d)                           the entirety of any non-loadbearing internal walls within the Demised Premises;

(e)                            the inner half severed medially of the internal non-loadbearing walls dividing the Demised Premises from other parts of the Landlord’s Building or the remainder of the building known as Stack L;

(f)                                all additions and improvements to the Demised Premises;

(g)                           all the Landlord’s fixtures and fittings of every kind which shall from time to time be in or upon the Demised Premises whether originally affixed or fastened to or upon the same or otherwise except any such fixture installed by the Tenant and that can be removed from the Demised Premises without defacing the same; and

(h)                              any Conducting Media that exclusively serve the Demised Premises.

Part 3 - Stack L

ALL THAT AND THOSE the lands with the building thereon known as Stack L shown on Map E and thereon edged green situate at Custom House Dock in the City of Dublin being part of the lands in Folio 60033F of the Register County Dublin.

Part 4 - The Term and the Rent

THE TERM

20 years commencing on 1 August 1998 and terminating on 31 July 2018.

THE RENT

The Tenant shall pay the Landlord during each year of the Term the yearly rent of £88,550 subject to review at the times and in the manner set forth in the Seventh Schedule hereto.

The Rent in respect of each year of the Term is to be paid in advance on the Instalment Days.

In addition the Tenant shall pay to the Landlord as additional Rent the Due Proportion of the Total Service Charges payable in the manner and at the times specified in Part 3 of the Sixth Schedule hereto;

Part 5 - The Offices Portion of the Landlord’s Building

ALL THAT AND THOSE the Property shown outlined in brown on Map C situate at Custom House Docks in the City of Dublin being part of the lands and buildings known as Stack L and described in Folio 60033F of the Register County Dublin being the offices constructed or to be constructed to serve the Dublin Exchange Facility.

Part 6 - The Dublin Exchange Facility

ALL THAT AND THOSE that part of the Landlord’s Building shown on Map D annexed hereto and outlined in brown.

SECOND SCHEDULE

Part 1 - Rights granted to the Tenant

THERE ARE GRANTED to the Tenant the following rights (as rights appurtenant to the Demised Premises and each and every part thereof):

1.                                       Right to pass and repass over the Public Areas.

Subject to same being Formally Opened, full free right and liberty (in common with the Landlord and all others authorised by the Landlord from time to time and all others similarly entitled from time to time) for the Tenant, its undertenants, servants, agents and visitors to pass and repass at all times and for all purposes:

(a)                            with or without vehicles over all the road’s now or hereafter within the Perpetuity Period forming part of the Public Areas; and

(b)                           by foot over all the walkways, malls, squares and other pedestrian areas now or hereafter within the Perpetuity Period forming part of the Public Areas;

(c)                            with or without vehicles over the roadway shown coloured yellow and hatched on the map F annexed hereto until such roadway is Formally Opened and over the Amiens Street Right of Way for so long as the Amiens Street/Mayor Street Licence subsists;

subject to the right of the Landlord and the Superior Landlord to alter or vary such rights but not in a manner that prevents or materially interferes with access to or egress from the Demised Premises.

2.                                       Right to pass through the Common Parts of the Offices Portion of the Landlord’s Building. The right (in common with the Landlord and all others authorised from time to time by the Landlord) to pass on foot only over and along the Common Parts of the Offices Portion of the Landlord’s Building in order to gain access to or regress from the Demised Premises.

3.                                       Right to passage of Utilities. The right (in common with the Landlord and all others authorised by the Landlord from time to time and all others similarly entitled) of free and uninterrupted passage of and running of the Utilities and other services to and from the Demised Premises, from and to the Nearby Premises, the Dublin Exchange Facility and the Development Area, in and through the appropriate Conducting Media whether installed now or within the Perpetuity Period to be laid, in or under such land or buildings to the extent that the same are laid or formed or will be laid or formed to serve and are capable of serving the Demised Premises and the right to maintain connections with the Conducting Media within the Demised Premises to the extent aforesaid for the purpose of exercising the said rights of passage or any of them SUBJECT to:

(a)         the Tenant causing as little damage and inconvenience as possible in the exercise of such rights and as soon as practicable making good any damage thereby caused to such land and buildings; and

(b)         there being no use or attempt to use the Conducting Media to an extent which is in excess of the capacity which the same or any part of the same is designed to bear or for a purpose for which same is not provided.

4.                                       Right of support. The full and free right of support and protection to the extent now enjoyed or to be acquired during the Perpetuity Period by the Demised Premises from the Dublin Exchange Facility and the Nearby Premises.

5.                                       Right of escape in the event of fire. The right of escape in the event of fire or other emergency through fire doors and fire escapes laid out for that purpose in or over the Nearby Premises and the Development Area.

Part 2

Rights Excepted and Reserved
to the Landlord, the Superior Landlord and Others

THESE ARE EXCEPTED AND RESERVED to the Landlord, the Superior Landlord and others;

1.                                       Right to passage of Utilities. The right (in common with the Tenant and the tenants and the owners and occupiers from time to time of Stack L and all others similarly entitled from time to time) of free and uninterrupted passage of and running of the Utilities and other services to and from the Nearby Premises, the Dublin Exchange Facility and the Development Area, from and to the Demised Premises, in and through the appropriate Conducting Media (whether installed now or within the Perpetuity Period) to be laid in, on or under the Demised Premises to the extent that the same are laid or formed or will be laid or formed to serve and are capable of serving the Nearby Premises, the Dublin Exchange Facility and the Development Area and the right to make and maintain connections with and to lay, repair, renew and replace such Conducting Media or any of them to the extent aforesaid (to be exclusive to the Landlord and all others authorised by it with respect to the Dublin Exchange Facility) for the purpose of exercising the said rights or any of them SUBJECT TO:-

(a)                             the person exercising such rights causing as little damage and inconvenience as possible in the exercise of such rights and as soon as practicable making good any damage to the Demised Premises thereby caused; and

(b)          there being no use or attempt to use the Conducting Media to an extent which is in excess of the capacity which the same or any part of the same is designed to bear or for a purpose for which same is not provided.

2.                                      Right of support. The full and free right of support, shelter and protection to the extent now enjoyed or to be acquired during the Perpetuity Period by the Dublin Exchange Facility, the Nearby Premises from the Demised Premises.

3.                                      Right to enter. The right for the Landlord, the Superior Landlord and the tenants or other owners for the time being of Stack L and their authorised agents and other authorised in writing by the Landlord or the Superior Landlord on reasonable written notice at all reasonable times and from time to time (except in case of emergency when written notice shall be given as soon as practicable) and (without prejudice to the rights of the Superior Landlord under the Superior Lease) to enter upon the Demised Premises or such part thereof as is reasonably necessary for the purpose of exercising the rights set out in sub-clause 1 above and for the purpose of performing the Landlord’s Offices Services, the person or persons exercising such rights doing as little damage and causing as little inconvenience as possible during the exercise of such rights and forthwith making good any damage thereby occasioned to the Demised Premises.

4.                                      Right to rebuild adjoining buildings. The right to rebuild or alter any of the buildings now or hereafter adjoining or near the Demised Premises and to build upon, use, add to or extend or develop any land now or hereafter belonging to the Landlord and the Superior Landlord (other than the Demised Premises) at any time or times and for any purpose whatsoever causing as little inconvenience, interference or damage as possible to the Demised Premises and forthwith making good any damage thereby occasioned to the Demised Premises and without prejudice to the rights of the Superior Landlord under the Superior Lease making as little noise as is reasonably possible having regard to the nature of the works.

5.                                      Right to close temporarily the Public Areas. The right to close temporarily and for such time as is reasonably necessary at any time any part or parts of the Public Areas for the purpose of repairing, renovating, replacing, cleaning and maintaining the same Provided Always that the Tenant shall have access to the Demised Premises.

6.                                      Right to make rules and regulations. The right from time to time to make reasonable rules and regulations and to make additional amendments or revisions thereof for the orderly, convenient and proper operation, management and maintenance of the Development Area as a whole or any part thereof and in particular the Public Areas and the Common Parts of the

Offices Portion of the Landlord’s Building.

THIRD SCHEDULE

Covenants by the Tenant

1.00                        Payments by the Tenant

1.01                        To pay the Rent

To pay to the Landlord the Rent and additional rents hereby reserved at all times and in the manner at and in which the same is herein reserved and made payable without, save as may be required by law, any deduction or set off whether legal, equitable or otherwise and if so required by the Landlord to make any such payments by Banker’s Order to any bank account or other accounts that the Landlord may from time to time nominate and on the signing hereof to complete the Banker’s Order attached hereto.

1.02                        To Pay Outgoings

To pay all existing and future rates, taxes, duties, charges, levies, assessments, impositions and outgoings whatsoever (whether parliamentary, parochial or otherwise and whether of a capital or revenue nature) which are now or hereafter imposed or charged or assessed upon or payable in respect of the Demised Premises or any part or parts thereof or on the owner or occupier in respect thereof or anything done thereon respectively (Landlord’s property, capital and income taxes excepted) and pending a separate valuation of the Demised Premises to pay to the Landlord on demand a contribution to the Landlord’s liability to rates on the Landlord’s Building on a current valuation to be specified by the Landlord to the Tenant at the time of demand at the poundage from time to time current.

1.03                        To pay Legal and Other Charges

To pay on demand to the Landlord from time to time all proper and reasonable solicitors, surveyors and other charges incurred by the Landlord in or in contemplation of any application to the Landlord for any consent pursuant to the covenants herein or in the Superior Lease and of any notice or proceedings under Section 14 of the Conveyancing and Law of Property Act, 1881 by the Landlord notwithstanding that forfeiture shall be avoided otherwise than by relief granted by the Court and of the preparation and service of any schedule of dilapidations served during or after the

Determination of the Term and to keep the Landlord fully indemnified in respect thereof.

1.04                        To pay stamp duty and VAT

To pay to the Landlord’s solicitors on the execution hereof the stamp duty on the original and on the counterpart of this Lease and to pay to the Landlord the Value Added Tax exigible on the grant of this Lease and on demand the amount of Value Added Tax (if any) from time to time payable upon the Total Service Charges reserved as additional rent hereunder;

1.05                        To pay for telecommunications lines and services

To pay duly and punctually for all telecommunications lines and services including, in particular but not exclusively telephones and services, used or consumed respectively on the Demised Premises.

1.06                        To pay interest

To pay interest (as well after as before any judgement) on any Rents or other monies (of whatever nature) from time to time payable by the Tenant to the Landlord which are unpaid for 21 days or more after the date on which the same have been demanded at the Prescribed Rate from the date on which the same becomes payable to the date of actual payment Provided That nothing in this Clause shall entitle the Tenant to withhold or delay payment of rents or any other monies after the date upon which they first fall due.

1.07                        To pay costs of abating a nuisance

To pay all reasonable and proper costs incurred by the Landlord in abating a nuisance created by or directly attributable to the Tenant’s use of the Demised Premises and executing all such works as may be necessary for abating such a nuisance or for remedying any other matter in connection with the Demised Premises in obedience to a notice served by any local or statutory or other competent authority.

1.08                        To pay costs of licences and certificates

To pay to the Landlord all reasonable and proper costs incurred by the Landlord attendant upon and incidental to every application made by the Tenant for a consent, licence or certificate herein required or made necessary or for a decision as to whether or not a consent or licence is required whether any such decision is that no consent, licence or certificate is required or whether any such consent, licence or certificate be granted or refused or granted subject to any condition or qualification or whether the application be withdrawn.

2.00                        Repair and Maintenance

2.01        To keep clean and tidy and to repair and to put and keep in repair during the term hereby created the Demised Premises and every part thereof, and any additions alterations and extensions thereto and every part thereof and without derogating from the generality of the foregoing the internal surfaces of the floors ceilings and structural walls and surfaces of any structural part of the demised premises and the entire of the walls included in the demise, the doors, locks, plate glass and other glass in windows, fixtures, fittings, fastenings, conduits and utilities but excluding the machinery therein (damage by any of the Insured Risks as hereinafter defined in Clause 1 hereof excepted if and so long only as the policy or policies of insurance shall not have been vitiated or payment of the policy monies withheld or refused in whole or in part by reason of any act neglect or default of the Tenant or the servants agents licensees or invitees of the Tenant).

2.02        To properly clean the inside of the windows of and all glass doors in the demised premises at least once every two months throughout the term of this Lease.

2.03        To install such curtains and blinds in or on the windows of the demised premises or otherwise serving the same as the Landlord may from time to time reasonably require in that behalf.

2.04        Not to substitute any blinds shutters or curtains in or on the windows of the demised premises in place of those now hanging without first obtaining the consent in writing of the Landlord nor to put or display on or in the demised premises any unsightly object which shall be visible from the exterior thereof.

2.05                        Paint inside

In the year 1999 if the tenancy hereby created should still exist and thereafter in every fifth year and in the last year of the said term (whether determined by effluxion of time or otherwise) to prepare and paint in a proper and workmanlike manner all the inside wood metal and other works of the demised premises usually or requiring to be painted with two coats at least of good oil paint or good synthetic paint AND ALSO with such internal painting to white-wash colour-wash distemper grain varnish french or wax polish paper and otherwise decorate in a proper and workmanlike manner and with good quality materials all such internal parts of the demised premises as have been or ought properly to be so treated AND as often as may be necessary to clean and treat in a suitable manner for its maintenance in good condition all the inside wood metal work and stone work (whether polished or not) not required to be painted or french polished or distempered and to clean all tiles glazed bricks aluminium windows and doors and similar washable surfaces.

2.06                           To do work as directed by a Statutory Authority

To do all such works as may be directed or required by any statutory authority or by any public or other authority to be done during the Term in respect of the Demised Premises whether by the owner or occupier or the Landlord or the Tenant arising only out of the Tenant’s use and occupation of the Demised Premises and to indemnify and keep indemnified the Landlord against all claims and liabilities in respect thereof excepting those claims liabilities or works resulting from the Landlord’s negligence, wilful misconduct or omission.

2.07                           To comply with statutory notices

To comply, at the Tenant’s own expense, with any statutory notice lawfully served by any local or public authority upon the Tenant concerning the Demised Premises.

2.08                           To permit the Landlord and the Superior Landlord to enter to view

To permit (after receiving reasonable notice in writing) the Landlord and the Superior Landlord with or without their agents, surveyors, workmen and others as the case may be to enter and view the condition of the Demised Premises and of any defects, decays and wants of reparation to the same, or any works or acts to be done there and for which the Tenant shall be liable hereunder, to give notice to the Tenant or leave on the Demised Premises notice thereof in writing together with such notice of the hours within which such repairs may be executed.

2.09                           To permit the Landlord and others to exercise rights

To permit the Landlord, the Superior Landlord the Management Company and (if authorised in writing by the Landlord) the owners, lessees or occupiers of Nearby Premises and the Dublin Exchange Facility and their respective agents, officers, servants, contractors, licensees and workmen with all necessary appliances, at all reasonable times during the Term and after giving reasonable notice in writing (except in the case of emergency) to enter the Demised Premises to execute repairs to the Nearby Premises, the Dublin Exchange Facility or to other premises belonging to the Landlord, or to secure or exercise any of the rights excepted and reserved in Part Two of the Second Schedule hereto or for or in connection with the provisions of the maintenance and services to be provided as set out in the Sixth Schedule hereto, the person or persons so entering causing as little damage to the Demised Premises and making good all damage thereto occasioned by such entry without unreasonable delay but without payment or compensation for any unavoidable or necessary annoyance, nuisance, noise, vibration or inconvenience caused to the Tenant.

2.10                           To protect the Conducting Media

To keep all the Conducting Media in the interior of the Demised Premises reasonably protected from frost and to be responsible for all damage (except damage arising from the occurrence of any of the Insured Risks and the policy of insurance shall not have been vitiated by any act or omission of the Tenant their servants agents invitees or licensees) occasioned through the bursting, overflow or stopping up of pipes, fixtures and fittings occasioned by the negligence of the Tenant, or by its servants and others and not to permit the waste of any water.

2.11                           Not to damage the Demised Premises or the Development Area

Not to cause or permit any damage to be done to any part of the Demised Premises or the Development Area or the Nearby Premises or the Dublin Exchange Facility and if any damage is so caused or permitted in contravention of this Clause to pay to the Landlord on demand all costs and expenses incurred by the Landlord or the Management Company in repairing such damage and in reinstating the damaged portion of the Demised Premises or the Development Area or the Nearby Premises or the Dublin Exchange Facility to its former state and all loss and expense sustained by the Landlord or the Management Company by reason of such damage.

3.00                           Use of the Premises

3.01                           User

Throughout the Term and Subject Always to the other provisions of this Lease to use the Demised Premises as offices in connection with the activities of the Dublin Exchange Facility in the Landlord’s Building for the purposes of stockbroking and/or dealing in equities, currencies, financial futures, derivatives products, commodities and commodity futures and derivatives thereof but not further or otherwise and the Demised Premises are hereby expressly authorised to be used wholly or partly for the purpose of carrying on an activity consisting of or including a relevant trading operation within the meaning of Section 39B (inserted by Section 30 of the Finance Act 1987 as amended by Section 36 of the Finance Act 1988) of the Finance Act, 1980.

3.02                       Not to overload

Not to overload or permit to be overloaded in any way whatsoever the floors and other structural parts of the Demised Premises or the supplies and services thereto so as to exceed the load which it shall have been designed to bear and to take reasonable steps to acquaint occupiers of the Demised Premises with particulars of maximum permitted floor loadings for the floor of the respective parts of the Demised Premises which such occupiers shall be entitled to use.

3.03                       Not to suspend objects from the ceiling

Not without the consent of the Landlord, to suspend anything from any ceiling of the Demised Premises. On any application by the Tenant for the Landlord’s consent the Landlord may consult and obtain the advice of an engineer or other person in relation to the loading proposed by the Tenant and the Tenant shall repay to the Landlord on demand the fees of any such engineer or other person.

3.04                       Not to permit nuisance or annoyance

Not to permit or suffer to be done in or upon the Demised Premises or any part thereof anything which in the Landlord’s opinion may be or become a nuisance, damage, disturbance, danger, annoyance or inconvenience to the Landlord, or the owners or lessees or occupiers of the Nearby Premises and not at any time during the Term to use the Demised Premises as a residence or to carry on there any noisy, noxious, dangerous or offensive trade or business or to use the same for any illegal or immoral purpose, pursuit or occupation, or as a betting office.

3.05                       Not to instal machinery

Not to instal or suffer to be installed any machinery on the Demised Premises which may be noisy or cause undue vibration or which shall be either dangerous or a nuisance to the Landlord or the owners, licensees or occupiers of Nearby Premises or the Dublin Exchange Facility.

3.06                       Not to allow easements to be acquired

Not to permit or suffer any encroachment upon the Demised Premises or the acquisition of any right to light, passage, drainage or other easement on, over or under the Demised Premises, and if any such encroachment or easement shall be made or acquired or threatened to be acquired, forthwith to give notice to the Landlord and at the cost of the Tenant to do all such things as may be proper and necessary for the purpose of preventing the making of such encroachment or the acquisition of such easement or right.

3.07                       Not to obstruct the Conducting Media

Not to stop up, obstruct, permit or suffer to be stopped up or obstrusted or to suffer oil, grease or other deleterious matter or substances to enter the Conducting Media of or serving the Demised Premises.

3.08                       Not to obstruct any windows or other lights

Not to stop up, darken or obstruct any windows or other lights belonging to the Demised Premises or permit any new window light, opening doorway, paths, passages, drains or other encroachment or easement to be made or acquired in, against, out of or Upon the Demised Premises, which may be or grow to the damage, annoyance or inconvenience of the Landlord or any of its tenants.

3.09                       Not to leave impediments in the Public Areas

Not at any time to leave or allow to be left any goods, packing esses, parcels, bicycles or impediments of any sort whatsoever in the Common Parts of the Offices Portion of the Landlord’s Building or in the Public Areas.

3.10                       Not to display advertisements and signs

Not to place or display on the exterior of the Demised Premises or on the windows or inside the Demised Premises so as to be visible from the exterior of the Demised Premises any name, writing, notice, sign, illuminated sign, display of lights, placard, poster sticker or advertisement and forthwith upon the receipt of written notice to that effect from the Landlord to remove any notice, sign, poster, advertisement, label, showcase, stall, goods or machinery of any description on the external parts or visible from the exterior of the Demised Premises to which the Landlord reasonably objects.

3.11                       Not to allow loud music

Not to play or use in theDemised Premises any musical instrument, loudspeaker, tape recorder, gramophone, radio or other equipment or apparatus that produces sound that may be heard in the Nearby Premises, the Dublin Exchange Facility or outside the Demised Premises.

3.12                       Not to hold “fire sale” or “bankruptcy sale”

Not to hold within the Demised Premises a “fire sale” or a “bankruptcy sale” or to advertise the holding of such a sale in the Demised Premises.

3.13                       Not to sell Intoxicating Liquor

Not to use, permit or suffer the Demised Premises to be used in any way whatsoever for the sale of beer, wine, spirituous or other intoxicating Liquor to the public whether the same are sold for consumption on or off the Demised Premises.

3.14                       Not to place or deposit outside any vehicle or article

Not without the consent in writing of the Landlord to stand or place of permit or suffer to be placed or deposited outside any part of the Demised Premises or on any part of the Common Parts of the Offices Portion of the Landlord’s Building, the Development Area or the Public Areas any automatic machine, display case, board, vehicle (other than while loading or unloading) or article of any description whatsoever or to solicit the customers or to transact business upon the same or to obstruct the same in any way whatsoever but at all times to co-operate in keeping all such areas free and unobstructed.

3.15                       Not to hold sales by auction

Not to allow any auction other than in accordance with the permitted use of the Demised Premises to be held on the Demised Premises or to solicit or tout for customers or to transact business on the footway or Pavements outside the Demised Premises or anywhere within the Development Area

3.16                       Not to allow infestation

Not to bring any furniture, shelving or other wood into the Demised Premises which has or is infected by woodworm or other pests.

3.17                       Nuisance use restriction

Not to do about the Demised Premises anything which may be immoral or illegal.

3.18                       Safety use restriction

Not to do or permit any act to be done upon the Demised Premises which may endanger the safety or stability or security of the Demised Premises, the Development Area, the Dublin Exchange Facility or the Nearby Premises or which obstructs the access to any fire equipment or the means of escape from the Demised Premises, the Dublin Exchange Facility or the Nearby Premises and not to lock any fire door while the Demised Premises are occupied.

3.19                       Storage use restriction

Not to store or place any inflammable, dangerous or explosive substance, liquid or gas upon the Demised Premises other than in a container or building properly constructed for the purpose and having obtained the prior written consent of the Landlord and the approval of the Local Authority.

3.20                       To comply with all statutory requirements

At all times during the said Term to observe and comply in all respects with all and any provision, requirement and direction of the Acts of the Oireachtas, the Dublin Corporation or the relevant Local Authority or any regulations or orders made under the said Acts or by Dublin Corporation or the relevant Local Authority so far as they relate to or affect the Demised Premises or the user thereof and to execute all works and provide and maintain all arrangements which are or may be so directed or required to be executed, provided or maintained whether by the Landlord or the Tenant upon or in respect of the Demised Premises.

3.21                       To comply with regulations

To perform, observe and be bound by such regulations as may be reasonably made by the Landlord from time to time regarding the Landlord’s Building or the Management Company from time to time regarding the use of the Public Areas including but not so as to limit the foregoing the regulation of the removal of garbage from the Demised Premises, the Landlord’s Building, the Nearby Premises or any of them, and for preserving the amenities or otherwise in connection with the management, use or enjoyment of the Common Parts of the Offices Portion of the Landlord’s Building or the Development Area which may be made known to the Tenant by the Landlord.

3.22                       Reletting sign

To permit the Landlord and its agents at any time within six calendar months next before the expiration or sooner determination of the Term to enter upon the Demised Premises and to fix and retain without interference upon any suitable part or parts of the Demised Premises (but not in any position likely to interfere with the user of the Demised Premises) a notice board for reletting or disposing of the same and not to remove or obscure the same and to permit all persons authorised by the Landlord or its agents to view the Demised Premises at all reasonable times in the day time without interruption having first made appointments to do so after reasonable notice has been given to the Tenant.

3.23                       Additions and alterations

(a)                                  Not to make or carry out or suffer or permit any material internal or external alteration or addition to the Demised Premises or any part thereof except:-

(i)                                   with the prior written consent of the Landlord (whose consent shall not be unreasonably withheld or delayed); and

(ii)                                subject to such terms and conditions as the Landlord may reasonably require; and

(iii)                             in accordance with drawings and specifications previously approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed); and

(iv)                            after having obtained and supplied the Landlord with copies of all requisite consents, licences and permissions for the carrying out of such works from any local or public or other statutory or other competent authority or body.

3.24                       Not to make any claim or objection

Not to make or permit to be made any claim or objection against the Landlord, the Superior Landlord or the Management Company in respect of any works of construction, building, installation, alteration, addition or repair carried out to the Landlord’s Building, Stack L or within the Development Area or upon any land or property of the Landlord or the Superior Landlord adjoining or near thereto by the Landlord, or the Superior Landlord or by any persons authorised by the Landlord, or the Superior Landlord Provided Always that any such works shall be carried out with as little inconvenience to the Tenant as is reasonably practicable and no damage is caused to the Demised Premised Provided Always that nothing herein shall detract from or be deemed to be a waiver by the Tenant of any of its rights created or preserved by Statute.

3.25                       Planning Acts

(a)                                  Not at any time during the Term to do or omit or suffer to be done or omitted any act, matter or thing in, on or respecting the Demised Premises required to be omitted or done by or under the Planning Acts for the time being in force or which shall contravene the Planning Acts.

(b)                                 As soon as practicable to give to the Landlord notice of any order, direction, proposal or notice under the Planning Acts which is served upon or received by or comes to the notice of the Tenant in connection with the Demised Premises and to produce to the Landlord if so required any such order, direction, proposal or notice as aforesaid as is in the possession of the Tenant and in relation to any such order, direction, proposal or notice as aforesaid and to comply with the terms and provisions thereof as soon as possible.

3.26                       To comply with Local Authority requirements

At all times throughout the Term to comply with all legally binding requirements of Dublin Corporation or the relevant Local Authority in connection with the use or uses of the Demised Premises from time to time.

3.27                       Fire requirements

At all times throughout the Term to comply with all legally binding requirements of the appropriate authority notified to the Tenant together with all the recommendations of such authority notified to the Tenant which any insurers of the Demised Premises may from time to time require to be complied with in respect of the Demised Premises arising only out of the Tenant’s use and occupation of the Demised Premises whether notified or directed to the Landlord or the Tenant in relation to fire precautions;

3.28                       Not to use the Public Areas until Formally Opened

Not to use any part of the Public Areas until such part thereof is Formally Opened;

4.00                       Alienation

4.01                       No assignment or underletting of the Demised Premises or any part thereof without consent

Not without the prior consent of the Landlord (such consent not to be unreasonably withheld but which may be subject to reasonable conditions) to assign, underlet, charge, sublet or part with or share possession or occupation of the whole or any part of the Demised Premises;

4.02                       Alienation conditions

All assignments or sub-lettings shall be of the entire of the Demised Premises and the Landlord may in addition to such other conditions which the Landlord consider appropriate as the conditions of giving consent require:

(a)                                  an express covenant by the sub-lessee with the Tenant as intermediate landlord to observe and perform the covenants herein contained including a covenant not to further assign, sublet or part with the possession of the whole or any part of the Demised Premises without such consent as aforesaid; and

(b)                                 in the case of an assignment to a limited liability company which is not an institutionally acceptable tenant on its own, not less than two directors thereof shall join in the assignment as sureties for the company in such form as the Landlord shall require and who shall covenant with the Landlord to make good to the Landlord all losses, costs and expenses sustained by the Landlord through the default of the company and to observe and perform the Tenant’s covenants and conditions contained herein; and

(c)                                  in the case of an assignment to a subsidiary body corporate which is not an institutionally acceptable tenant on its own, its holding body corporate shall join in the assignment as surety for the subsidiary body corporate and shall covenant with the Landlord that in the event of the subsidiary body corporate going into liquidation and the liquidator disclaiming this Lease the holding body corporate shall itself accept a new lease of the Demised Premises in the terms hereof for the then unexpired balance of the Term; and

(d)                                 in the case of an assignment to an individual or group of individuals who are not institutionally acceptable tenants on their own, that an independent surety shall be procured by the proposed assignee to guarantee the payment of the Rent and the due performance of the covenants and conditions herein contained by the Tenant; and

(e)                                  that (if necessary) adequate security for the payment of the Rent and the due performance and observance of the covenants on the Tenant’s part (whether with or without surety) in a form suitable to the Landlord shall be provided by the proposed assignee; and

(g)                                 an express covenant, condition or proviso in every sub-lease that the rent from time to time payable under such sub-lease shall not be less at any time than the rent per square foot from time to time payable hereunder.

4.03                       Applications for consent to alienate

Each application for consent to assign or sub-let the Demised Premises shall be in a form and content satisfactory to the Landlord and be accompanied, if required by the Landlord, by the following (if it is reasonable to require all or any of the same):

In the case of a proposed assignee company by:

(a)                                  the memorandum and articles of association of the company; and

(b)                                 a banker’s reference for such company; and

(c)                                  at least two trade references for such company by parties acceptable to the Landlord; and

(d)                                 three years audited accounts of such company for the most recent period; and

(e)                                  full particulars of the proposed use of the Demised Premises; and

(f)                                    an acceptable undertaking to pay Landlord’s reasonable legal (on a solicitor and own client basis) and other costs of the application whether consent is granted or not;

and in the case of a proposed individual assignee by:-

(a)                                  a bank reference for such individual; and

(b)                                 at least two trade references for such individual by parties acceptable to the Landlord; and

(c)                                  the names and full particulars of two acceptable sureties with bank references; and

(d)                                 a description of the nature of the business of the individual; and

(e)                                  full particulars of the proposed use of the Premises; and

(f)                                    an acceptable undertaking to pay the Landlord’s reasonable legal (on a solicitor and own client basis) and other costs of the application whether consent is granted or not.

4.04                       To register assignments

Within 28 days of the execution of any disposition of this Lease or the Demised Premises whether by assignment, underlease, charge, transfer, or upon any transmission by death or otherwise affecting the Demised Premises, to register every such assignment, underlease or other devolution of the Tenant’s interest in the Demised Premises by producing to the Landlord’s solicitors a certified copy of the instrument affecting or evidencing the same.

4.05                       To notify of assignments

Not at any time during the Term to assign, transfer or charge the Demised Premises without giving to the Landlord formal written notice of such assignment and reasonable information in respect of the assignee or assignees.

5.00                       Insurance

5.01                       Not to Avoid Insurance

(a)                                  To comply with all the requirements of the insurers of the Landlord’s Building.

(b)                                 Not to knowingly do or omit anything that could cause any policy of insurance on or in relation to the Landlord’s Building to become void or voidable wholly or in part nor (unless the Tenant shall have previously notified the Landlord and shall have agreed to pay the increased premium) anything by which additional insurance premiums may become payable.

(c)                                  To keep the Demised Premises supplied with such fire fighting equipment as the insurers and the Fire Authority may require or as the Landlord may reasonably require and to maintain such equipment in a satisfactory and efficient working order and at least once every six months to cause any sprinkler system and other fire fighting equipment to be inspected by a competent person.

(d)                                 To give notice to the Landlord immediately upon the happening of any event which might affect any insurance policy on or relating to the Landlord’s Building or upon the happening of any event against which the Landlord may have insured under this Lease and of which the Tenant is aware.

(e)                                  Immediately to inform the Landlord in writing of any convictions, judgments or findings of any Court or Tribunal relating to the Tenant (or any director, other officer or major shareholder of the Tenant) of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue any such insurance.

(f)                                    If and whenever during the Term the Landlord’s Building or any part thereof are damaged or destroyed by an Insured Risk and the insurance money under the policy of insurance effected by the Landlord pursuant to its obligations contained in this Lease is by reason of any act or default of the Tenant or anyone at the Demised Premises expressly with the Tenant’s authority wholly or partially irrecoverable immediately in every case to pay to the Landlord on demand with interest at the Prescribed Rate from the date of such damage or destruction up to the date of such payment the amount of such insurance money so irrecoverable.

6.00                       Miscellaneous

6.01                       Accidents on the Demised Premises, etc.

To indemnify the Landlord against all actions, claims, costs, damages and expenses arising out of any accident, happening or injury suffered by the Tenant, its invitees, licensees, servants, agents, officials or any other person or persons on, at or in the Demised Premises arising through the neglect, omission or default of the Tenant.

6.02                       To yield up

At the expiration or sooner determination of this Lease peaceably and quietly to yield up to the Landlord all of the Demised Premises in such repair, condition, decoration and otherwise as provided by the Tenant’s covenants herein contained together with all fixtures and Landlord’s plant and machinery and fittings which are at the commencement of this Lease or shall be at any time during the Term fixed into or about the Demised Premises except the Tenant’s own fixtures and trade fixtures which the Tenant shall be at liberty to remove before the expiration or Determination of the Term and to make good all damage to the Demised Premises caused by the removal of the Tenant’s fixtures and trade fixtures as aforesaid.

6.03                       Not to Vitiate Insurance

Not to knowingly do or permit or suffer to be done any act or thing whereby any policy or policies of insurance in respect of the Landlord’s Building may be or become void, voidable, invalidated, cancelled or altered and to comply with any requirements of the insurers.

6.04                       Notice

To give immediate notice to the Landlord of any notices or claims affecting the Demised Premises or any part thereof.

6.05                       Indemnity

Excepting that which may be due to the Landlord’s negligence, wilful misconduct or omission to indemnify and keep indemnified the Landlord against all and any expenses, costs, claims, demands, damages and other liabilities whatsoever in respect of the injury or death of any person or damage to any property howsoever arising directly or indirectly out of:

(a)                                  the state of repair or condition of the Demised Premises; or

(b)                                 the existence of any alteration thereto or the state of repair or condition of such alteration; or

(c)                                  the user of the Demised Premises; or

(d)                                 any work carried out or in the course of being carried out by the Tenant their servants agents invitees or licensees (including permitted licensees of bases for booths) and permitted undertenants; or

(e)                                  anything now or hereafter attached to or projecting therefrom; or

(f)                                    any other cause save the Insured Risks.

AND fully and effectually to indemnify the Landlord against the breach, non observance or non performance by the Tenant of any of the covenants or conditions on the part of the Tenant herein contained or of the provisos or stipulations herein contained and intended to be performed and observed by the Tenant and against any actions, costs, claims, expenses and demands whatsoever or howsoever arising in respect of or as a consequence (whether direct or indirect) of any such breach, non performance or non observance.

6.06                       Landlord’s agent

To admit the right of the Landlord’s agents for the time being to sign on behalf of the Landlord, notice to quit or other documents connected with the tenancy held under this agreement.

6.07                       Keyholders

To ensure that at all times the Landlord and the local police have written notice of the name, home address and home telephone number of at least two keyholders of the Demised Premises.

6.08                       Blinds

Not to install any blinds in the Demised Premises without the prior approval in writing of the Landlord who may require that such blinds be of a similar type to those used in the remainder of the Landlord’s Building.

6.09                       Covenants in Superior Lease

To perform and observe the covenants on the part of the Tenant contained in the Superior Lease insofar as they do not fall to be performed by the Landlord under the terms of this Lease.

FOURTH SCHEDULE

(Covenants by the Landlord)

1.                                      To insure

To insure the Landlord’s Building against the Insured Risks in accordance with the terms of the Superior Lease together with the Landlord’s Building Plant and Machinery and to the extent and for the sums specified in the definition of Insured Risks unless such insurance shall be vitiated by any act of the Tenant or by anyone on the Demised Premises expressly or by implication with the Tenant’s authority;

Damage to Demised Premises by Insured Risks

(a)                                  if and whenever during the Term the Demised Premises or any part thereof is damaged or destroyed by any of the Insured Risks and the payment of the insurance money is not refused in whole or in part by reason of any act or default of the Tenant or any one on the Demised Premises expressly or by implication with the Tenant’s authority the Landlord shall use its reasonable endeavours in accordance with the terms of the Superior Lease to obtain all planning permissions or other permits and consents that may be required under the Planning Acts or other statutes (if any) to enable the Landlord to rebuild and reinstate (hereinafter called “the permissions”);

(b)                                 subject to the provisions of Sub-clause (e) below the Landlord shall as soon as the permissions have been obtained or immediately where no permissions are required apply all monies received in respect of such insurance (except sums in respect of loss of rent) in rebuilding or reinstating the Demised Premises so destroyed or damaged;

(c)                                  the Landlord shall not be liable to rebuild or reinstate the Demised Premises if and so long as such rebuilding or reinstating is prevented by Supervening Events;

(d)                                 if two years after the destruction or damage of the Demised Premises it appears to the Landlord that it will not be practical to rebuild or reinstate the Demised Premises due to a Supervening Event or

Supervening Events the Landlord may by notice in writing served at any time on the Tenant invoke the provisions of sub-clause (e) below;

(e)                             on service of a notice in accordance with sub-clause (d) above the Term will absolutely cease but without prejudice to any rights or remedies that may have accrued to either party against the other including (without prejudice to the generality of the above) any right that the Tenant might have against the Landlord. All money received in respect of the insurance effected by the Landlord shall be the property of the Landlord. The Tenant shall at the expiration of not less than 28 days prior written notice given by the Landlord in the circumstances outlined above at any time surrender to the Landlord all rights and interests of the Tenant in these presents to the Landlord free of all charges sub-leases and incumbrances of any nature and without any cost to the Landlord;

3.                                    Covenants in Superior Lease

To perform and observe the covenants and conditions on the Tenant’s part contained in the Superior Lease and to use its best endeavours to procure that the Superior Landlord or the Management Company provides the Public Area Services;

4.                                    Services

Subject to the Tenant complying with all the other covenants and conditions in this Lease the Landlord will use its reasonable endeavours to perform the Landlord’s Offices Services throughout the Term provided that the Landlord shall not be liable to the Tenant in respect of:

(i)                                      any failure or interruption in any of the Landlord’s Offices Services by reason of necessary repair, replacements, maintenance of any Equipment or its damage or destruction or by reason of mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel, materials, water or labour or any other cause beyond the Landlord’s control.

(ii)                                any act omission or negligence of any person undertaking the Landlord’s Offices Services or any of them on behalf of the Landlord.

PROVIDED ALWAYS that the Landlord may withhold, add to, extend, vary or make any alteration in the rendering of the Landlord’s Offices Services or any of them.

5.                                      The Museum Rent

To pay the Museum Rent as and when demanded by the Superior Landlord in accordance with the provisions of the Superior Lease.

6.                                      The Public Area Service Charge

To pay the “due proportion” as defined by the Superior Lease of the Public Area Service Charge to the Superior Landlord in accordance with the provisions of the Superior Lease.

FIFTH SCHEDULE

(Provisos matters and things agreed and
declared by and between the parties)

1.                                      Forfeiture

If the Rent or any part thereof shall remain unpaid for twenty-one days after demand therefor or if any of the covenants on the part of the Tenant or conditions or agreements herein contained shall not be performed or observed or if the Tenant being a company shall enter into liquidation (whether compulsory or voluntary) save for the purpose of amalgamation or reconstruction or if the Tenant being an individual shall enter into a composition with his creditors or commit any act of bankruptcy or have a receiving or adjudication order made against him or if the Tenant shall suffer any execution or attempted execution to be made against any of the Tenant’s effects then and in any of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter the Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to the right of action of the Landlord in respect of any arrears of Rent or any antecedent breach of covenant. Without prejudice to the generality of the foregoing the Landlord shall give 28 days written notice of its intention to forfeit this Lease to the Tenant and to any mortgagee of the Tenant from whom the Landlord has received prior written notice of such mortgage.

2.                                      Arbitration

(a)                           All disputes or differences which may arise touching the provisions of this Lease or the operation or construction hereof or the rights or liabilities of the parties hereto shall be referred to arbitration by a single arbitrator to be appointed by agreement between the parties or in default of agreement to be appointed on the application of either party by the President for the time being of the Incorporated Law Society of Ireland Provided That in making such appointment the teid President shall be obliged to have regard to the nature of the dispute or difference in question and shall appoint a professional from a discipline appropriate in all the circumstances of the dispute.

3.                                      Consents of Landlord to be in writing

Any approval, licence, consent, notice or request by the Landlord for any of the purposes of this Lease shall be in writing and shall be sufficient as regards the Landlord if it purports to be signed by a duly authorised officer and the giving of the same shall be at the expense of the Tenant.

4.                                      Planning permission, etc.

No warranty is given or implied by the Lease or by the Landlord or otherwise that the use to which the Tenant proposes now or hereafter to put the Demised Premises or any alterations or additions which the Tenant may now or hereafter desire to carry out will not require planning permission under the Planning Acts and the Tenant will indemnify and keep indemnified the Landlord against all costs, claims, actions, proceedings, compensation, demands or charges which may arise directly or indirectly under the said acts in respect of the Demised Premises.

5.                                      Covenants relating to other property

Nothing herein contained shall confer on the Tenant any right to the benefit or to enforce any covenant or agreement contained in any lease or underlease or other instrument relating to any other property belonging to the Landlord.

6.                                      Payments to be treated as Rent

All payments due hereunder by the Tenant to the Landlord shall for the purpose of recovery thereof be deemed to be Rent and recoverable as such.

7.                                      Break Option

The Tenant shall have the option of terminating this Lease on the 1 day of August 2008 (“the Termination Date”) by serving not less than six months notice in writing on the Landlord of its intention to so terminate (time being of the essence in this regard) and PROVIDED THAT full vacant possession of the Demised Premises is delivered up and all covenants and conditions on the Tenant’s part contained in this Lease have been performed and observed (including without prejudice to the generality of the foregoing, the payment of all sums due) this Lease will absolutely determine and it shall be lawful at any time on or after the Termination Date for the Landlord or any other person or persons authorised by the Landlord to enter upon the Demised Premises in whole or part in the name of the Landlord and to repossess the same and enjoy the same as if this Lease had not been granted but without prejudice to any right of action or remedy of the Landlord in respect of any antecedent breach of any of the covenants or other conditions contained in this Lease.

8.                                   Notice

Any document or notice requiring to be served on the Landlord or on the Tenant may be served on the Landlord by delivering it or by sending it by pre-paid registered post addressed to the Landlord at the Landlord’s registered office or such other address as the Landlord shall notify the Tenant in writing and may be served on the Tenant by delivering it at or by sending it by pre-paid registered post to the Demised Premises and any documents so posted shall be deemed to have reached the party to whom it was addressed in the usual course of the post.

9.                                    Boundary walls and columns

Any boundary walls and columns of the Demised Premises which have been or are to be erected and are to afford support or shelter or use for or with the buildings structures and erections for the time being and from time to time on or within and forming part of the Demised Premises or any part thereof in common with other structures shall be party walls or party structures as the case may be.

10.                              Rights in respect of adjoining land

Notwithstanding any provision to the contrary in this Lease the Landlord shall have power at all times without obtaining any consent from or making compensation to the Tenant to deal with and use any other part of the Landlord’s Building or any property for the time being belonging to the Landlord or the Superior Landlord which adjoins or is opposite or near to the Demised Premises as it may think fit and to erect or suffer to be erected on such other part of the Landlord’s Building or on such adjoining opposite or neighbouring property any building or erection whatsoever.

11.                               Waiver

That no acceptance of or a demand for a receipt of Rent nor grant of any licence, consent or approval and no acceptance of any document for registration hereunder by the Landlord or its agent with notice of a breach of any covenant on the part of the Tenant shall be or be deemed to be a waiver wholly or partially of any such breach but any such breach shall be deemed to be a continuing breach of covenant and the Tenant shall not be entitled to set up any such demand, receipt, grant or acceptance in any action arising from the same.

12.                            Restrictions on adjoining land

Nothing herein contained or implied shall impose or be deemed to impose any restriction on the use of any other part of the Landlord’s Building or of any land or buildings of the Landlord or the Superior Landlord and not comprised in this Lease nor shall it operate to prevent or restrict in any way the development of any land not comprised in this Lease.

13.                            Right of entry to remedy breaches of covenant

If the Tenant shall not within two months after any notice (or forthwith in the case of emergency) commence and proceed diligently with the remedying of any breach of covenant on the Tenants part it shall be lawful for the Landlord and its contractors, agents and workmen (but without prejudice to the right of re-entry hereinafter contained) to enter the Demised Premises and to execute all repairs and works and to do such acts as may be necessary to comply with the said notice and the cost thereof shall be a debt due from the Tenant to the Landlord and shall be forthwith recoverable by action or by distress as rent in arrear, or to enter the Demised Premises for the purpose of taking schedules or inventories of fixtures, fittings and things in the Demised Premises to be yielded up at the expiration or sooner determination of this demise.

14.                             Entitlement to alter or vary or extend the Public Areas

The Superior Landlord shall be entitled in its absolute discretion from time to time and at any time to alter, reduce, extend, vary or abolish the Public Areas (other than the portion thereof within or giving direct access to the Demised Premises). The Landlord shall use reasonable endeavours to notify such alterations, reductions, extensions, variations or abolitions to the Tenant but any failure to notify shall not prejudice or affect the rights of the Superior Landlord, or the Landlord against the Tenant hereunder.

15.                              Removal of property after determination of Term

(a)                                  If at such time as the Tenant has vacated the Demised Premises after the determination of this Lease any property of the Tenant shall remain in or on the Demised Premises and the Tenant shall fail to remove the same within 28 days after being requested by the Landlord so to do by a notice to that effect then the Landlord may as the agent of the Tenant sell such property and shall then hold the proceeds of sale after deducting the costs and expenses of removal, storage and sale reasonably and properly incurred by it to the order of the Tenant.

(b)                                 The Tenant shall indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this Clause.

16.                               Section 40 Deasy’s Act, 1860

In case the Demised Premises or any part thereof shall be destroyed or become ruinous or uninhabitable or incapable of beneficial occupation or enjoyment by or from any of the Insured Risks the Tenant hereby absolutely waives and abandons its rights, (if any) to surrender this Lease under the provisions of Section 40 of the Landlord and Tenant Law Amendment Act (Ireland), 1860 or otherwise.

17.                               Suspension of Rent

If the Demised Premises or any part thereof shall at any time be destroyed or damaged by any of the Insured Risks so as to render the Demised Premises or any part thereof unfit for occupation or use and the relative policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of the policy monies refused in whole or in part in consequence of any act, neglect or default on the part of or suffered by the Tenant then the Rent or a fair and just proportion thereof according to the nature and extent of the damage sustained shall be suspended and cease to be payable until such time as appropriate reinstatement shall have taken place or three years (whichever period is the shorter) and in case of dispute as to the proportion or period of such abatement the same shall be referred to arbitration by a surveyor to be appointed in accordance with Clause 2 of the Fifth Schedule.

18.                               JURISDICTION

18.1                           This Lease shall be governed by and construed according to the laws of Ireland applicable to contracts made wholly to be performed in Ireland.

18.2                           The Tenant submits to the jurisdiction of the Courts of Ireland for all the purposes of this Lease and the Tenant acknowledges that this agreement as to jurisdiction is incorporated at the request of the Landlord and for the benefit only of the Landlord.

18.3                          The Tenant consents to the service of any legal proceedings on it or them at the Demised Premises.

19.                               It is hereby agreed and acknowledged by the parties that the Tenant is expressly authorised and required by this Lease to use or cause the Demised Premises to be used, wholly or partly for the purpose of carrying on an activity consisting of or including a relevant trading operation within the meaning of Section 39B (inserted by Section 30 of the Finance Act, 1987, as amended by Section 36 of the Finance Act, 1988) of the Finance Act, 1980, or bona fide used for preparing for the carrying on of such an activity for the purposes of Section 13(3) of the Landlord and Tenant (Amendment) Act, 1980 (inserted by Section 1 of the Landlord and Tenant (Amendment) Act, 1989).

SIXTH SCHEDULE

Part 1

(The Landlord’s Offices Services)

1.                                     Repairing replacing renewing and maintaining (including painting and/or other decorative treatment and periodic cleaning and washing) of the Common Parts of the Offices Portion of the Landlord’s Building including (without prejudice to the generality of the foregoing) the Landlord’s Building Plant and Machinery and the primary PSTN telephone cabling system serving the Landlord’s Building.

2.                                     In the event of any damage caused to the Landlord’s Offices Portion of the Building by the Insured Risks to discharge the amount of any Insurance Excess or the part thereof which covers the costs of such damage (as the case may be).

3.                                     The provision of electricity to and the cleaning and lighting of the Common Parts of the Offices Portion of the Landlord’s Building and such heating and ventilation of the Offices Portion of the Landlord’s Building as the Landlord may decide to provide from time to time.

4.                                     The providing of such amenities and services as the Landlord is by law or by contract required to provide and/or shall be reasonable and proper to provide taking into account principles of good estate management including (where appropriate) landscaped areas, seating ornamental features and information signs.

5.                                     The replanting and maintenance of landscape features and grassed areas (if any) and the maintenance and repairing and replacement (when necessary) of any statuary or other decorative items and decorative lighting and flood-lighting in the Common Parts of the Offices Portion of the Landlord’s Building.

6.                                     Installing maintaining repairing and replacing intruder security and/or fire fighting equipment alarm systems closed circuit television escape routes or other matters and things associated therewith in the Common Parts of the Offices Portion of the Landlord’s Building.

7.                                     The engagement or provision of management staff and such advisers and contractors as may be reasonably necessary for the efficient provision of the Landlord’s Offices Services including a caretaker, superintending staff, maintenance, cleaning and security staff.

8.                                     In respect of all persons employed for the purposes of carrying out the Landlord’s Offices Services the paying of all wages and PRSI Social Welfare and Insurance contributions and other payments required to be made by employers under any statute or other authority pensions or other payments and benefits (whether or not ex gratia) uniforms and other necessary clothing equipment and materials and payments for accommodation including a notional rent (not exceeding current market rent) for any premises in the Landlord’s Building or elsewhere provided rent free for the residence of any such person or persons.

10.                               The collecting storing and disposing of refuse including the maintaining repairing and replacing of refuse incinerators and/or compactors and suitable containers and other receptacles from the Common Areas of the Offices Portion of the Landlord’s Building.

11.                               Complying in respect of the Common Parts of the Offices Portion of the Landlord’s Building with:

11.1                         Any notice regulation or order of any competent authority and

11.2                         Any requirement of any present or future act of Parliament Order Bye-Law or regulation except where the same is the responsibility of a Tenant or occupier of part of the Offices Portion of the Landlord’s Building.

12.                               The making and publishing of any regulations for or in connection with the proper use of the Offices Portion of the Landlord’s Building and enforcement thereof.

13.                               The carrying out of any reasonable and proper work for the improvement or maintenance of the Common Parts of the Offices Portion of the Landlord’s Building and for the providing of services to the Common Parts of the Offices Portion of the Landlord’s Building.

14.                                 The management of the Offices Portion of the Landlord’s Building including the engagement of managing agents and the management fees thereof or (in the event that the Landlord’s employees manage the Offices Portion of the Landlord’s Building) the Landlord’s management fees therefor and including for the avoidance of doubt the cost of managing and arranging all of the services.

15.                               Insurance against public liability in relation to use and occupation of the Common Areas.

16.                                 Any other service or undertakings which in the reasonable opinion of the Landlord or the Landlord’s Managing Agents are desirable for the comfort and convenience of the tenants of the Landlord’s Building generally.

17.                                 The provision of a receptionist if required by the Landlord at the ground floor entrance and security for the Offices Portion of the Landlord’s Building.

18.                               Payment of the Museum Rent;

19.                               Payment of the Landlord’s Insurance Premiums;

20.                                Payment of the due proportion of the Public Area Service Charge under the provisions of the Superior Lease.

Part 2

Services Ascertainment and Payment

1.                                      In this Schedule and in this Lease (unless otherwise stated):

1.1                                “the Services” means the Landlord’s Offices Services and the Public Area Services.

1.2                                 “Service Costs” mean the costs and expenditure properly incurred by the Landlord in relation to the Services and may (in the discretion of the Landlord) include a reasonable sum by way of provision for future expenditure on any of the Services which the Landlord’s Managing Agents reasonably estimate will be expended within the following four years after the end of the particular Accounting Period (whether such expenditure is likely to be incurred during or after the end of the tenancy created by this Lease)

1.3                                 “The Accounting Period” means the period of twelve calendar months ending on 31 December in each year or such other period of twelve months as the Landlord may from time to time decide to use for the purposes of calculating service charge.

1.4           “The Initial Date” means 1 August 1998.

2.                                       The Tenant shall pay:

2.1                                 For any period prior to the Initial Date for which the Tenant shall be liable such proportion of the Service Costs as the Landlord’s Managing Agents shall certify as being fairly and reasonably attributable to the Demised Premises any such payments to be made on demand and

2.2                                 The Tenant shall pay from and after the Initial Date the Due Proportion of the Total Service Charges on the days and in the manner and otherwise in accordance with the provisions hereinafter contained.

3.                                       The Landlord shall on or before the commencement of each Accounting Period (or as soon thereafter as circumstances shall require or permit) supply the Tenant with a written statement specifying:

3.1                                 The Landlord’s estimate of the likely amount of the Total Service Charges in respect of such Accounting Period and

3.2                                 The amount of the estimated Due Proportion of the Total Service Charges payable by the Tenant divided by the number of instalments equivalent to the number of the Instalment Days for the relevant Accounting Period (such instalments being wherever practicable in equal amounts).

4.1                                 On each Instalment Day the Tenant shall pay the amount as detailed in sub-clause 3.2. above as specified in the aforesaid statement.

4.2                                 PROVIDED THAT if the Landlord has not supplied the relevant statement under Clause 3 of this schedule then the Tenant will pending receipt of the same pay on each Instalment day the amount payable hereunder in the previous Accounting Period on each Payment Date. On such Statement being issued the Tenant will on the next Payment Date pay or be allowed (as the case may be) the difference between the total of any such payments which should have been made if the Statement had been issued before the commencement of the Accounting Period.

5.1                                 The Landlord shall cause proper Books of Account to be kept in respect of the Service Costs for each Accounting Period.

5.2                                 The Landlord shall cause an account of the Service Costs to be taken as soon as practicable after the completion of each Accounting Period prepared and audited by a Chartered Accountant who shall certify the actual Service Costs for the relevant Accounting Period and a copy of the audited account shall be served on the Tenant as soon as practicable with a statement from the Landlord or the Landlord’s Managing Agents as to the balance (if any) due to or from the Tenant having regard to the payments already made on account.

5.3.                              Any balance due from the Tenant to the Landlord in respect of the relevant Accounting Period shall be paid within fourteen days of the service of the copy account and statement and any balance due from the Landlord to the Tenant shall be allowed from the instalment of the Due Proportion of the Total Service Charges next due or shall be forthwith paid to the Tenant if the term has come to an end.

6.                                       If during any Accounting Period it shall reasonably appear to the Landlord that by reason of unexpected expenses or liabilities its previous estimate of Service Costs is likely to be exceeded then the Landlords may in their absolute discretion serve on the Tenant a statement of such expenses and liabilities and the proportion thereof due as the Due Proportion of the Total Service Charges in consequence thereof and any such sums so required shall be paid by the Tenant within fourteen days of the demand therefor and such demand and payment shall be taken into account under 5.2 and 5.3 of this Schedule.

7.                                       A duly certified copy of any statement or Certificate provided for by this Schedule shall be evidence for the purposes of this Lease of the matters covered by such statement or Certificate.

8.                                       The Total Service Charges and any payments on account thereof under Clause 4 above shall be deemed to accrue from day to day.

SEVENTH SCHEDULE

(Rent Review)

1.                                       In this Schedule the following expressions shall have the following meanings respectively:-

1.1.                              “Review Date” shall mean the last day of the fifth year and the last day of each subsequent fifth year of the term hereby granted;

1.2.                              “Current Market Rent” shall mean the gross full market rent without any deduction whatsoever at which the demised premises might reasonably be expected to be let at the nearest Review Date in the open market without fine or premium as between a willing Lessor and a willing Lessee and with vacant possession for a term (commencing on the review date) equal to the greater of fifteen years or the residue then unexpired of the term hereby granted and on the same terms and conditions in all other respects as this present Lease (other than the amount of rent hereby reserved but including the provision for five yearly rent reviews) and upon the supposition (if not a fact) that the covenants on the part of the Lessee herein have been fully performed and observed and that in the event of the demised premises having being destroyed or damaged by any of the insured risks the same shall then have been fully rebuilt, repaired or reinstated (as the case may be) in a good and substantial manner there being disregarded:

1.2.1                      any effect on rent of the fact the Lessee has been in occupation of the demised premises and any goodwill attached to the demised premises by reason of the carrying on therein of the business of the Lessee;

1.2.2                      any effect on rent of any improvement (within the meaning of the Landlord and Tenant Acts, 1931 to 1980 or any Acts amending or extending or re-enacting the same) of the demised premises or any part thereof carried out by the Lessee with the licence of the Lessor at the Lessee’s own expense (otherwise than in pursuance of any obligation to the Lessor whether pursuant to the provisions of this Lease or otherwise) and carried out prior to or during the currency of this Lease;

1.2.3                      any diminution of the rental value of the demised premises caused by works carried out thereon by the Lessee its sub-tenants or predecessors in title during the term of this Lease;

2.                                       The Rent for the time being payable by the Lessee hereunder shall be subject to increase in accordance with the following provisions of this Clause.

3.                                       The Lessor its servants or agents shall be entitled by notice in writing given to the Lessee its servants or agents not earlier than twelve months before and not more than twelve months after a Review Date to call for review of the rent payable by the Lessee to the Lessor at the Review Date specified in the notice and if upon any such review it shall be ascertained or determined that the Current Market Rent of the demised premises at the Review Date is greater than the rent payable hereunder immediately prior to such Review Date then as from that Review Date the yearly rent payable hereunder shall be increased to the Current Market Rent so ascertained PROVIDED ALWAYS that if the Lessor shall not serve such notice as aforesaid for the review of rent prior to or within twelve months after any Review Date it shall nevertheless be entitled to do so at any time prior to the following Review Date upon the same terms and conditions as are hereinbefore provided for save that the expression “Current Market Rent”

shall be deemed to be the Current Market Rent on the immediately preceding Review Date and in such event such reviewed rent shall be payable by the Lessee from the gale day preceding the date of the said notice up to the following Review Date or until it is further reviewed in accordance with the foregoing provisions PROVIDED FURTHER that in no circumstances shall the rent payable hereunder following such review be less than the rent payable by the Lessee immediately prior to the Review Date.

4.                                       Every such review as aforesaid shall in the first instance be made by the Lessor and Lessee or their respective surveyors in collaboration but if no agreement as to the amount of the Current Market Rent at the Review Date shall have been reached between the parties hereto or their surveyors within three months or such extended period as may be agreed by the Lessor and the Lessee after the date of the Lessor’s notice calling for such review then the question of the amount of the Current Market Rent of the demised premises at the Review Date shall be referred to the decision of a single Chartered Surveyor who shall act as an independent Valuer (acting as an expert) such Chartered Surveyor to be nominated by the Lessor by notice in writing to the Lessee and if the Lessee shall reject such nomination or fail or neglect to agree within one month of the Lessor’s notice such Chartered Surveyor shall be appointed on the application of the Lessor by the Chairman or acting Chairman for the time being of The Society of Chartered Surveyors in the Republic of Ireland which term shall include any other body established from time to time in succession or substitution or carrying on the function currently carried out by the same and in default of any such appointment for any reason within one month of such application by a Chartered Surveyor to be nominated by the Lessor.

5.                                       If the Chartered Surveyor shall fail to determine the new rent within three months of his appointment or if he shall relinquish his appointment or die or if it shall become apparent that for any reason he will be unable to complete his duties hereunder a new Chartered Surveyor shall be appointed in his place in accordance with sub-clause 1.5 above.

6.                                       If upon any such review the amount of any increased rent shall not be ascertained or determined prior to the Review Date the Lessee shall continue to pay rent at the yearly rate payable immediately prior to the Review Date until the gale day next following the ascertainment or determination of any increased rent whereupon subject to the first proviso to Clause 1.4 hereof there shall be due as a debt payable by the Lessee to the Lessor on demand a sum equal to the amount by which the rent for the period since the Review Date calculated at the increased rate exceeds the rent for that period calculated at the previous rate and in addition the Lessee shall pay interest on the said sum from the Review Date until the date of actual payment at the 3 month Dublin inter-bank offer rate at the Review

Date or if there shall be no 3 month Dublin inter-bank offer rate the corresponding or nearest appropriate rate thereto or if there shall be no such rate twelve per centum.

7.                                       If upon such review as aforesaid it shall be agreed or determined that the rent previously payable hereunder shall be increased the Lessor and the Lessee shall (if required by the Lessor) forthwith complete and sign a written memorandum or if the Lessor shall so elect execute a deed of record recording the increased rent thenceforth payable and the Lessee shall pay the Stamp Duty (if any) payable on such memorandum or deed of record.

8.                                       In the event of the Lessor being prevented or prohibited in whole or in part from exercising its rights under this Clause and/or obtaining an increase in the rent on any of the Review Dates by reason of any legislation Government Order or decree or Notice (increase in this context meaning such increase as would be obtainable disregarding the provisions of any such legislation and otherwise as aforesaid) then the date at which the review would otherwise have taken effect shall be deemed to be extended to permit and require such review to take place on the first date thereafter upon which such right or increase may be exercised and/or obtained in whole or in part and when in part on so many occasions as shall be necessary to obtain the whole increase (meaning the whole of the increase which the Lessor would have obtained if not prevented or prohibited as aforesaid) and if there shall be a partial prevention only there shall be a further review on the first date or dates as aforesaid notwithstanding the rent may have been increased in part on or since the date of review but in no instance shall the increase in rent be dated back to exceed the statutory controls on increases of rent laid down by law.

PRESENT when the Common Seal of
INDUSTRIAL DEVELOPMENT AGENCY (IRELAND)
was affixed hereto:

/s/ [ILLEGIBLE]

/s/ [ILLEGIBLE]

PRESENT when the Common Seal of
INVESTMENT TECHNOLOGY GROUP
was affixed hereto:

Witness:	Nicola Rooney	/s/ [ILLEGIBLE]
Director

Address:	30 Herbert Street	/s/ [ILLEGIBLE]
	Dublin 2	Director

Occupation:	Solicitor

PRIOR RENUNCIATION OF RIGHTS

RE OFFICE AT UNIT NO. GO1 PART OF STACK L,
CUSTOM HOUSE DOCK, DUBLIN 1

IN consideration of the within named Landlord agreeing to grant this within Lease of the Demised Premises as therein defined and prior to commencement of the Tenancy the within named Tenant hereby renounces any entitlement to a new tenancy in the Demised Premises under the Landlord and Tenant (Amendment) Act 1980 (as amended).

The within named Tenant confirms that it has received independent legal advice from its Solicitors prior to signing this renunciation pursuant to the provisions of Section 17(1)(a)(iii) of the Landlord and Tenant (Amendment) Act 1980 as inserted by Section 4 Landlord and Tenant (Amendment) Act 1994.

Dated                14 August           1998

PRESENT WHEN THE COMMON SEAL
of INVESTMENT TECHNOLOGY GROUP
Limited was affixed hereto:

Witness:	Nicola Rooney	/s/ [ILLEGIBLE]
Director
Name:	NICOLA ROONEY

Occupation:	Solicitor

Address:	30 Herbert Street	/s/ [ILLEGIBLE]
	Dublin 2	Director

ST
COMMONS
THE EXCHANGE
Warehouse
Stack A
Warehouse
Stack L
CUSTOM HOUSE QUAY

USTOM HOUSE DOCKS DEVELOPMENT AUTHORITY

TITLE

THE EXCHANGE at STACK L

AWING TITLE

CAR PARK LICENCE MAP "A"

ALE	DATE	DRAWN BY	DRG Nº
1:1000	15.4.94

ST
COMMONS
THE EXCHANGE
Warehouse
Stack A
Warehouse
Stack L
CUSTOM HOUSE QUAY

CUSTOM HOUSE DOCKS DEVELOPMENT AUTHORITY

TITLE

THE EXCHANGE at STACK L

DRAWING TITLE

CAR PARK LICENCE MAP "C"

SCALE	DATE	DRAWN BY	DRG NO
1:1000	15.4.9[illegible]		

CUSTOM HOUSE D[illegible]
DUBLIN

ST
COMMONS
THE EXCHANGE
Warehouse
Stack A
Warehouse
Stack L
CUSTOM HOUSE QUAY

USTOM HOUSE DOCKS DEVELOPMENT AUTHORITY

TITLE

THE EXCHANGE at STACK L

AWING TITLE

CAR PARK LICENCE MAP "D"

ALE	DATE	DRAWN BY	DRG NO
1:1000	15-4-94

ST
COMMONS
THE EXCHANGE
Warehouse
Stack A
Warehouse
Stack L
CUSTOM HOUSE QUAY

STOM HOUSE DOCKS DEVELOPMENT AUTHORITY

TITLE

THE EXCHANGE at STACK L

ING TITLE

CAR PARK LICENCE MAP "E"

1:1000	DATE 15.4.9/	DRAWN BY	DRG Nº